US 763388v.2

POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

Known by all these present, that the undersigned hereby constitutes and appoints each of Jeffrey J. McParland, Matthew J. Meloy, and Paul W. Chung, or either of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, but only to the extent each such form relates to the undersigned’s beneficial ownership of securities of Targa Resources Partners LP or any of its subsidiaries;

(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (including amendments thereto) and timely file such Forms with the Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-facts substitutes or substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is Targa Resources GP LLC or Targa Resources Partners LP assuming) any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also acknowledges and agrees that Targa Resources GP LLC, Targa Resources Partners LP and each such attorney-in-fact shall not be responsible for any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Targa Resources Partners LP, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all other powers of attorney that the undersigned has previously granted concerning the matters described herein.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ In Seon Hwang

In Seon Hwang

February 16, 2011